Exhibit 99.1
REDHOOK ALE BREWERY, INCORPORATED
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned, having received the Notice of Annual Meeting of Shareholders of Redhook Ale Brewery, Incorporated (the “Company”), and the related joint proxy statement/prospectus dated [•], 2008, hereby appoints Paul Shipman and David Mickelson, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to vote all shares of common stock of Redhook that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Redhook to be held on [•], 2008, at [• ] [• ].m., local time, at Redhook’s offices at 14300 NE 145th Street, Suite 210, Woodinville, WA 98072-6950, and at any and all postponements, continuations and adjournments thereof, such proxies being instructed to vote upon and in respect of the following matters and in accordance with the following instructions, and to vote in their discretion on any other matters presented at the meeting or any postponements, continuations or adjournments thereof.
     If specific instructions are indicated on the reverse, this proxy, when properly executed, will be voted in accordance with those instructions. If specific instructions are not indicated on the reverse, this proxy will be voted:
•	FOR the election as directors of all nominees named on the reverse side,

•	FOR the approval of issuance of Redhook common stock pursuant to the merger as more specifically described in the joint proxy statement/prospectus, and

•	FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent auditors.
(Continued and to be marked, dated and signed on reverse side)

Address Change/Comments (mark the corresponding box on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
REDHOOK ALE BREWERY, INCORPORATED
[•], 2008
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
The Board of Directors recommends a vote FOR all of the nominees named below, FOR Proposal No. 2 and FOR Proposal No. 3.
Please sign, date and return promptly in the enclosed envelope.
Please mark your vote in blue or black ink as shown here   ☑

WITHHOLD
authority to
vote for all
nominees
		FOR ALL	named below	EXCEPTIONS
Proposal No. 1:	ELECTION OF DIRECTORS	☐	☐	☐

Nominee:
01 Frank H. Clement

02 John W. Glick

03 David R. Lord

04 Michael Loughran

05 John D. Rogers, Jr.

06 Paul S. Shipman

07 Anthony J. Short

To WITHHOLD AUTHORITY for any individual nominee, mark the “Exceptions” box and strike a line through the nominee’s name in the list above. If you wish to cumulate your votes for any individual nominee(s), write your instruction, as to the number of votes cast for each, on the space provided next to the nominees name above. The total votes cast must not exceed seven times the number of shares that you own.

		FOR	AGAINST	ABSTAIN
Proposal No. 2:	APPROVAL OF ISSUANCE OF REDHOOK COMMON STOCK PURSUANT TO MERGER	☐	☐	☐

Proposal No. 3:	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	☐	☐	☐
     To change the address on your account or provide comments, please check the box at right and indicate your new address or comments in the space provided on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

	Date:		Date:

Signature of Shareholder		Signature of Shareholder
     Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.
Please detach along perforated line and mail in the envelope provided.

	Date:		Date:

Signature of Shareholder		Signature of Shareholder
     Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.
Please detach along perforated line and mail in the envelope provided.